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                                                                EXHIBIT 23.d


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Union Planters Corporation on Form S-4 of our report dated October 28, 1993, incorporated by reference in the Annual Report on Form 10-K of BNF Bancorp, Inc., formerly BANCFIRST Corporation, for the year ended September 30, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE

Birmingham, Alabama
June 1, 1994